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As filed with the Securities and Exchange Commission on May 9, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEIDER NUTRITION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0563574 (I.R.S. Employer Identification No.)
2002 South 5070 West Salt Lake City, Utah 84104-4726 (Address of Principal Executive Offices including Zip Code)

1997 EQUITY PARTICIPATION PLAN
OF WEIDER NUTRITION INTERNATIONAL, INC.
(Full Title of Plan)

Joseph W. Baty Executive Vice President and Chief Financial Officer WEIDER NUTRITION INTERNATIONAL, INC. 2002 South 5070 West Salt Lake City, Utah 84104-4726 (801) 975-5000	Copy to: Regina M. Schlatter, Esq. Charles K. Ruck, Esq. LATHAM & WATKINS 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626 (714) 540-1235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock	1,854,000	$2.289	$4,243,740	$391

(1)
The 1997 Equity Participation Plan of Weider Nutrition International, Inc. (the "Plan") authorizes the issuance of 3,500,000 shares of Class A Common Stock, par value $0.01 per share, of Weider Nutrition International, Inc. (the "Company") (the "Class A Common Stock"), of which 1,854,000 shares are being registered hereunder and 1,646,000 of which have been previously registered.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents (a) the per share weighted average exercise price ($2.7233) of previously granted options exercisable for 977,099 shares; and (b) the average ($1.805) of the high and low sales price of the Registrant's Class A Common Stock, as reported on the New York Stock Exchange on May 3, 2002 as to the 876,901 remaining shares available for future grants under the Plan.

(3)
In the event of a stock split, stock dividend, or similar transaction involving the Company's Class A Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

        Proposed sale to take place as soon after the effective date of the Registration
Statement as outstanding options are exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

        The Plan authorizes the issuance of 3,500,000 shares of Class A Common Stock. By a Registration Statement on Form S-8 filed with the Commission on May 29, 1997, Registration No. 333-27973, the Company initially registered 1,646,000 shares of Class A Common Stock of the Company issuable under the Plan. Under this Registration Statement, the Company is registering an additional 1,854,000 shares of Class A Common Stock issuable under the Plan. The contents of the prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Item 3. Incorporation of Documents by Reference

        The following documents filed by us with the Commission are incorporated herein by reference:

  (a)
  The description of our Class A Common Stock, par value $.01 per share, contained in our registration statement on Form 8-A12B filed with the Commission on April 9, 1997 (Registration No. 333-12929);

  (b)
  The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2001;

  (c)
  The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2002;

  (d)
  The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2001; and

  (e)
  The Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2001.

Item 5. Experts

        The consolidated financial statements of Weider Nutrition International, Inc. and its subsidiaries incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

        See Index to Exhibits on page 6.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on May 8, 2002.

WEIDER NUTRITION INTERNATIONAL, INC.
By:	/s/ BRUCE J. WOOD Bruce J. Wood President and Chief Executive Officer
By:	/s/ JOSEPH W. BATY Joseph W. Baty Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes and appoints Bruce J. Wood and Joseph W. Baty as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of May 8, 2002.

Signature	Title

/s/ ERIC WEIDER Eric Weider	Chairman of the Board and Director
/s/ BRUCE J. WOOD Bruce J. Wood	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ JOSEPH W. BATY Joseph W. Baty	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ RONALD L. COREY Ronald L. Corey	Director
/s/ DAVID J. GUSTIN David J. Gustin	Director
/s/ ROGER H. KIMMEL Roger H. Kimmel	Director
/s/ GEORGE F. LENGVARI George F. Lengvari	Director
/s/ BRIAN P. MCDERMOTT Brian P. McDermott	Director
/s/ H. F. POWELL H. F. Powell	Director

INDEX TO EXHIBITS

EXHIBIT		PAGE
4.2	Registration Rights Agreement dated as of June 30, 2000 among Weider Nutrition International, Inc., Wynnchurch Capital Partners, L.P. and Wynnchurch Capital Partners Canada, L.P.	Note (1)
5.1	Opinion of Latham & Watkins.	7
23.1	Consent of Latham & Watkins (included in Exhibit 5.1).	7
23.2	Consent of Deloitte & Touche LLP	8
24	Power of Attorney (included in the signature page to this Registration Statement).	5

(1)
Incorporated by reference to the Company's Current Report on Form 8-K dated as of June 30, 2000.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 5. Experts
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS